                                                                    Exhibit 99.1

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                           EXCLUSIVE LICENSE AGREEMENT

         This Exclusive License Agreement (this "Agreement"), dated as of January 29, 2007 (the "Effective Date"), is made by and between Critical Therapeutics, Inc., a Delaware corporation ("Licensor"), and Innovative Metabolics, Inc., a Delaware corporation ("IMI"). Licensor and IMI are sometimes hereinafter referred to each as a "Party" and collectively as the "Parties."

         WHEREAS, Licensor has been engaged in the development of certain technology to stimulate the vagus nerve, and owns and otherwise controls certain patent rights and know-how with respect thereto;

         WHEREAS, IMI desires to acquire exclusive rights under the Licensed Patents and Licensed Know-How in the Field (each as defined below); and

         WHEREAS, the Parties desire to enter into an agreement pursuant to which Licensor will grant an exclusive license to IMI under the Licensed Patents and Licensed Know-How for IMI to research, develop and commercialize Licensed Products & Methods (as defined below).

         NOW, THEREFORE, the Parties hereby agree as follows:

Section 1. Definitions.

         For the purpose of this Agreement, the following words and phrases and their correlatives shall have the meanings set forth below:

         1.1 "Affiliate" of an entity means any other entity which (directly or indirectly) is controlled by, controls or is under common control with such entity. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to an entity means (i) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast at least fifty percent (50%) of the votes in the election of directors or (ii) in the case of a non-corporate entity, direct or indirect ownership of at least fifty percent 50%) of the equity interests with the power to direct the management and policies of such entity, provided that if local law restricts foreign ownership, control shall be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

         1.2 "Confidential Information" shall have the meaning assigned in the Confidential Disclosure Agreement dated as of the Effective Date by and between CRTX and IMI (the "CDA").

         1.3 "Controlled", when used in reference to Patent Rights or other intellectual property rights or Technology or tangibles materials, means the legal authority or right of a person or entity to grant a license or sublicense or covenant not to sue of Patent Rights or other intellectual property rights to another entity, or to disclose or provide Technology or tangible materials to such other entity, in each case by ownership, license, sublicense, contract or otherwise, without breaching the terms of any agreement with a Third Party as of the time that such person or entity would be first required under this Agreement to make such grant, disclosure or provision (subject in all events to the terms of Section 2.3(b)).

         For clarity and without limitation, it is understood and agreed that because of Third Party agreements any of the foregoing may be partially and not fully "Controlled" for purposes of the licenses and other rights granted herein, such as, for example, Licensor only has a covenant not to sue or other non-exclusive right or license to a Patent Right or Technology, or does not have all the rights specified in the prosecution and enforcement provisions set forth in Section 6 for any Patent Right, and in any such case then the applicable Patent Right, other intellectual property rights, Technology or tangible materials shall be made available to IMI hereunder to the extent and only to the extent permitted by the applicable Third Party agreements.

         1.4 "Excluded Field" means direct or indirect modulation by a pharmacological agent of the activity of a cholinergic receptor (including the nicotinic [alpha]7 cholinergic receptor). It is understood that a

                                                     EXCLUSIVE LICENSE AGREEMENT


change in a response to a pharmacological agent resulting solely from use of any medical device (including any Licensed Product & Method as licensed hereunder) is not in the Excluded Field.

         1.5 "Field" means vagal nerve stimulation by any means, but does not include the Excluded Field. Exemplary vagal nerve stimulation modalities within the Field include mechanical (such as massage, needle, acoustic or other vibrational), electrical, thermal, magnetic, and electromagnetic, or as produced by any other energy source.

         1.6 "First Financing" means one or more financing transactions whereby IMI first receives aggregate gross proceeds in excess of five million dollars (US$5,000,000).

         1.7 "Licensed Know-How" means (i) the NS Licensed Know-How, and (ii) all Technology (other than the NS Licensed Know-How) Controlled by Licensor or any of its Affiliates as of the Effective Date or during the term of this Agreement, that in each case (1) is reasonably necessary or useful to make, use, sell, offer to sell, and/or import any Licensed Products & Methods and (2) qualifies as "Confidential Information" under the CDA.

         1.8 "Licensed Methods" means any method that, absent the licenses granted hereunder, the practice of which would infringe one or more Valid Claims of the Licensed Patents in the Field.

         1.9 "Licensed Patents" means (i) the NS Licensed Patents, and (ii) all Patent Rights (other than the NS Licensed Patents) Controlled by Licensor or any of its Affiliates as of the Effective Date or during the term of this Agreement, each of which Patent Rights under this clause (ii) is reasonably necessary or useful to make, use, sell, offer to sell, and/or import any Licensed Products & Methods. The Patent Rights under the foregoing clause (ii) that are in existence as of the Effective Date are listed in Exhibit A. For clarity, all Patent Rights that arise from, or otherwise claim priority (directly or indirectly) to, any of the Patent Rights listed as of the Effective Date or thereafter on Exhibit A shall be treated as "Licensed Patents" hereunder.

         1.10 "Licensed Product" means any article or device that (i) absent the licenses granted hereunder, would infringe one or more Valid Claims of the Licensed Patents in the Field, (ii) is manufactured by using a Licensed Method, or (iii) when used as directed, practices a Licensed Method.

         1.11 "Licensed Products & Methods" means Licensed Products and Licensed Methods. For clarity, "Licensed Products & Methods" and those two subsidiary definitions include, without limitation, combination products discussed in the last paragraph of the "Net Sales" definition, and those products and services described in Section 2.1(b).

         1.12 "Material Adverse Effect" means a material adverse effect on the operations or proposed business of the other Party.

         1.13 "Net Sales" means, with respect to any Licensed Product or Licensed Method, the amount received by IMI and its Sublicensed Affiliates (but no Sublicensed Third Parties) for bona fide sales of such Licensed Product to, or bona fide performances of such Licensed Method for, a Third Party (other than Sublicensees but including any Third Party distributors for resale), less:

                     (a) discounts (including cash, quantity and patient program discounts), retroactive price reductions, charge-back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, or to distributors and other trade customers, reimbursers and customers and purchasers to the extent actually given or allowed and consistent with industry standard practices for products or services similar to the applicable Licensed Product or Licensed Method;

                     (b) credits or allowances actually granted upon claims, damaged goods, rejections or returns of such Licensed Product or Licensed Method, including in connection with any recalls or withdrawals;

                                                     EXCLUSIVE LICENSE AGREEMENT


                     (c) freight out, postage, shipping and insurance charges for delivery if and to the extent included in the amount invoiced to the Third Party; and

                     (d) taxes or duties levied on, absorbed or otherwise imposed on such sale or performance, including value-added taxes, or other governmental charges otherwise imposed upon the billed amount, as adjusted for rebates and refunds, to the extent not paid by the Third Party.

         Net Sales shall not include any payments among IMI, its Affiliates and Sublicensed Third Parties. Net Sales shall be determined in accordance with generally accepted accounting principles, consistently applied. Net Sales shall not include sales or performances of Licensed Products & Methods for clinical studies (including post-approval studies), as donations to non-profit institutions or government agencies, for promotional or demonstration purposes (but not to exceed three percent (3%) of Net Sales in any calendar year for such purposes), or for research or development by IMI or any Sublicensees.

         In the event that a Licensed Product is sold, or a Licensed Method is performed, in any country in the form of a combination product or service containing or using, respectively, one or more articles, devices, components or methods that are not Licensed Products & Methods hereunder (each, a "Non-Product Component"), Net Sales of such combination product/service shall be adjusted as follows:

                  (1) First, actual Net Sales of such combination product/ service in such country for the applicable calendar quarter calculated pursuant to this Section 1.13 shall be multiplied by the fraction A/(A+B), where A is the average price in such country for such calendar quarter of the Licensed Products & Methods and B is the invoice price in such country for such calendar quarter of all Non-Product Components in such combination product/service, provided that all such Licensed Products & Methods and Non-Product Components are sold/performed separately in such country in such calendar quarter.

                  (2) Second, if in a specific country over such calendar quarter, such Non-Product Components in such combination product/service are not sold/performed separately in such country in such calendar quarter, Net Sales shall be calculated by multiplying actual Net Sales of such combination product/service calculated pursuant to this Section 1.13 by the fraction A/C, where A is the average price in such country for such calendar quarter of such Licensed Products & Methods and C is the average price in such country for such calendar quarter of such combination product/service.

                  (3) Third, if in a specific country over such calendar quarter, such Licensed Products & Methods are not sold /performed separately, Net Sales shall be calculated by multiplying actual Net Sales of such combination product/service calculated pursuant to Section 1.13 by the fraction (C-B)/C, where B is the average price in such country for such calendar quarter of all such Non-Product Components in such combination product/service and C is the average price in such country for such calendar quarter of such combination product/service

                  (4) Fourth, if, in a specific country over such calendar quarter, both such Licensed Products & Methods and such Non-Product Components are not sold separately, a market price for such Licensed Products & Methods and all such Non-Product Components shall be negotiated by the parties in good faith based upon the costs, overhead and profit as are then incurred for such combination product/service, the apportionment of Net Sales as provided in clauses (1) to (3) above in other countries for such calendar quarter if available, and all other products, articles, devices, components or methods then being sold or performed by IMI and its Sublicensees and having an ascertainable market price.

         1.14 "NS" means the Feinstein Institute for Medical Research, formerly known as North Shore Long Island Jewish Research Institute.

         1.15 "NS License" means that certain Sponsored Research and License Agreement, effective as of January 1, 2003, by and between Licensor and NS, as amended by (i) that certain Amendment No. 1 dated June 1, 2006 and (ii) that certain Amendment No. 2 dated January 8, 2007, and as may further be amended, restated, waived or changed as contemplated by Section 2.3(d).

                                                     EXCLUSIVE LICENSE AGREEMENT


         1.16 "NS Licensed Patents" means all Patent Rights licensed as of the Effective Date or during the term of this Agreement to Licensor under the NS License, defined as of the Effective Date as the "North Shore Patent Rights" in the NS License, which Patent Rights in existence as of the Effective Date that contain Valid Claims that apply to the Field (in whole or in part) are listed in Exhibit B.

         1.17 "NS Licensed Know-How" means all "North Shore Technology" as defined in the NS License.

         1.18 "Patent Rights" mean (i) any patents and patent applications, (ii) any substitutions, divisionals, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates, term extensions (under patent or other law), certificates of invention and the like, of any patents or patent applications, and (iii) any foreign or international equivalents of any of the foregoing.
         1.19 "Technology" means know-how, trade secrets, materials, formulations, information, documents, studies, results, data (including pre-clinical, clinical and assay data), manufacturing processes and data, specifications, sourcing information, assays, and quality control and testing procedures, whether or not patented or patentable.

         1.20 "Third Party" means any person or entity, other than IMI or Licensor or any of their Affiliates.

         1.21 "Valid Claim" means a claim of (i) an issued and unexpired patent, which claim has not been revoked or held invalid or unenforceable by a court or other government agency of competent jurisdiction from which no appeal can be or has been taken and has not been held or admitted to be invalid or unenforceable through re-examination or disclaimer, reissue, opposition procedure, nullity suit or otherwise, or (ii) a pending patent application that was filed in good faith and has not been cancelled, withdrawn or abandoned without the possibility of appeal or refiling.

Section 2. License Grants by Licensor.

         2.1 Exclusive License and Covenant Not to Sue. Licensor, for itself and on behalf of its Affiliates, hereby grants to IMI a non-transferable (except in accordance with Section 10.1), exclusive (even as to Licensor and its Affiliates, unless otherwise provided hereunder), worldwide license or sublicense (as the case may be), with the right to sublicense in accordance with
Section 2.2, under the Licensed Patents and Licensed Know-How, to practice and otherwise exploit the same in the Field only, to make, have made, use, sell, offer to sell, and/or import Licensed Products & Methods. In addition, Licensor, for itself and on behalf of its Affiliates and licensees and sublicensees, hereby covenants not to sue, or cause or support any other person or entity to sue, IMI, any of its Affiliates or Sublicensees, or any of their manufacturers, suppliers, distributors or customers, for using Licensed Know-How to develop and commercialize products and services in the Field, which covenant not to sue shall apply to all activities occurring while the license/sublicense granted in the immediately previous sentence remains in force. For purposes of this Agreement, references to the "licenses granted above", "licenses granted in
Section 2.1" and the like in this Agreement shall refer to both the license/sublicense and covenant not to sue contained in this Section 2.1. For clarity:

                     (a) with respect to the NS Licensed Patents and NS Licensed Know-How, the licenses granted above shall grant all rights available to Licensor under the NS License, again only in the Field, and IMI expressly acknowledges that NS has retained rights under the NS License for itself and the US government and such retention of rights limits IMI's rights under the NS Licensed Patents and NS Licensed Know-How;

                     (b) the licenses granted above shall further cover Licensed Products & Methods that act in the Field, as well as also cause other therapeutic effect(s) by acting outside of the Field (for example, by combining a pharmacological agent with a Licensed Product & Method), provided that the

                                                     EXCLUSIVE LICENSE AGREEMENT


   use or sale of the device, article, or pharmacological agent responsible for such other therapeutic effects, when sold or used alone without the applicable Licensed Product & Method, does not infringe any Valid Claims of the Licensed Patents outside of the Field (e.g., the manufacture, use or sale of such pharmacological agent alone does not infringe any such Valid Claims); and

                     (c) in all events, the licenses granted above shall not apply to any pharmacological agents acting in the Excluded Field that are covered by any Valid Claims of the Licensed Patents or Licensed Know-How, whether or not used in combination with any Licensed Product & Method, provided that this exclusion in this clause (c) and the foregoing clause (b) shall not be understood to allow Licensor or any of its Affiliates or licensees or sublicensees to use any Licensed Product & Method in the Field in combination with any pharmacological agent acting in the Excluded Field.

         2.2 Sublicenses.

                     (a) The licenses granted in Section 2.1 include the right to grant sublicenses (through multiple tiers) by IMI to its Affiliates and Third Parties (each such sublicensed Affiliate, a "Sublicensed Affiliate", each such Third Party sublicensee, a "Sublicensed Third Party", and together collectively the "Sublicensees"), provided that (i) any such sublicense agreement shall be subject to and subordinate to this Agreement, (ii) IMI shall remain responsible for the performance of its Sublicensees hereunder, and (iii) IMI shall have no right to sublicense unless and until the payments to Licensor set forth in Section 5.1 have been made in full.

                     (b) IMI shall provide to each of Licensor and NS timely notification of each substantive negotiation to sublicense rights hereunder and shall thereafter keep each of Licensor and NS reasonably informed as to the substantive progress of such negotiations by providing each of Licensor and NS with significant drafts of term sheets, any final term sheets and drafts of any contracts or sublicense agreements prior to execution thereof so that each of Licensor and NS shall have any opportunity to review the same. All such information, drafts, term sheets, contracts and agreements, and the execution copies thereof referred to in Section 2.2(c), shall be treated as IMI's Confidential Information under the CDA.

                     (c) IMI shall provide to each of Licensor and NS an unredacted execution copy of the sublicense agreement for its Sublicensees and any documents evidencing the consideration paid to IMI or its Affiliates within [**] business days of execution.

                     (d) Each sublicense granted to any Sublicensee hereunder shall terminate immediately upon the termination of the licenses granted in
   Section 2.1, provided that any such sublicense shall not terminate, on a Sublicensee-by-Sublicensee basis, if, as of the effective date of termination of this Agreement pursuant to Section 9, (i) all outstanding amounts owed Licensor by IMI hereunder as of such date are paid in full within [**] days of such date (whether by IMI, its Affiliates or Sublicensees), (ii) a Sublicensee is not in material default of its obligations to IMI under its sublicense agreement, and (iii) within [**] days of such termination the Sublicensee agrees in writing to be bound directly to Licensor under a license agreement substantially similar to this Agreement with respect to the rights sublicensed to such Sublicensee hereunder, substituting such Sublicensee for IMI. Licensor and such Sublicensee shall promptly memorialize such direct license.

         2.3 NS License and Other In-Licenses.

                     (a) NS License. During the term of this Agreement, IMI hereby agrees to be responsible for those obligations of Licensor under the NS License that are set forth on Exhibit C attached hereto, and to comply with and otherwise satisfy those obligations as required by the terms of the NS License. Apart from those obligations, IMI and its Affiliates shall not assume any other obligations of Licensor under the NS License, except and only to the extent that IMI is a sublicensee of the rights licensed to Licensor thereunder.

                                                     EXCLUSIVE LICENSE AGREEMENT


                     (b) Future Third Party Agreements.

                           (i) After the Effective Date, if (A) Licensor or any of its Affiliates, in its sole discretion, determines to enter into any agreement with one or more Third Parties whereby IMI gains rights in or to any Patent Rights or Technology that would amount to Licensed Patents or Licensed Know-How, respectively, hereunder, and (B) the practice of such Patent Rights and Technology in the Field by IMI or any of its Sublicensees would give rise to royalties payable by Licensor or its applicable Affiliates, then such Patent Rights and Technology shall only be treated as "Controlled" and thus Licensed Patents and Licensed Know-How hereunder if and only if IMI agrees by amendment to this Agreement to reimburse Licensor and such Affiliate for the amount payable to such Third Party for activities by IMI and its Sublicensees.

                           (ii) Licensor shall notify IMI of any such Third Party agreements, shall provide an unredacted copy of same to IMI for IMI to consider (subject to any applicable Third Party confidentiality requirements), and shall enter into any such amendment upon IMI's reasonable request.

                           (iii) For clarity, this Section 2.3(b) shall not apply to the NS License or any NS Licensed Patents or NS Licensed Know-How, and further shall not apply to any Patent Rights or Technology owned in whole or in part by Licensor or any of its Affiliates (except to the extent Licensor or any of its Affiliates are required to account to any non-NS Third Party that jointly owns such Patent Rights or Technology for revenues generated from the licensing of such rights).

                     (c) Maintenance. Licensor shall take commercially reasonable steps to maintain in full force and effect the NS License and all other Third-Party agreements whereby IMI gains rights hereunder in or to any of the Licensed Know-How or Licensed Patents, including subject to and as provided in Section 2.3(b) (collectively, "Third Party In-Licenses"). Licensor shall provide IMI with prompt notice (and in any event substantially before the end of any applicable cure period under the applicable Third Party In-License) of any written claim of breach of any Third Party In-License. Subject to any applicable Third Party confidentiality requirements (except with respect to the NS License), Licensor shall provide IMI with copies of all notices and other documents Licensor receives or sends pursuant to each Third Party In-License that affects IMI's rights hereunder (including any termination notice).

                     (d) Amendment. Licensor shall not amend, restate, waive or otherwise change any of the terms and conditions of the NS License, nor shall Licensor enter into any other agreement or understanding with NS, that in either case would have a material adverse impact on IMI's rights under this Agreement without the prior written consent of IMI.

                     (e) Bankruptcy. Licensor agrees that if any party to any Third Party In-License seeks relief under any bankruptcy, reorganization, insolvency or similar laws, Licensor shall act in good faith to take all reasonably necessary action, at IMI's expense, to preserve the rights granted to IMI (via Licensor) hereunder (including seeking to preserve Licensor's and IMI's rights under any such laws, including under the US Bankruptcy Code, Title 11 of the U.S. Code). Should any Third Party In-License terminate, Licensor shall reasonably assist IMI, at IMI's expense, in obtaining all rights granted to IMI hereunder under such terminated agreement, including by having the licensor thereof treat IMI as a direct licensee thereunder.

                     (f) Payments. Licensor shall be solely responsible for all amounts owed to any Third Party arising from the NS License and any other Third Party In-License, except as provided in Section 2.3(a) for the NS License and subject to compliance with Section 2.3(b) as applicable to any such other Third Party In-License.

                                                     EXCLUSIVE LICENSE AGREEMENT


                     (g) Proposed Letter Agreement with NS. Without limiting the foregoing contained in this Section 2.3, with respect to the NS License, Licensor shall, at IMI's expense, assist IMI in its efforts to negotiate and execute a letter agreement with NS, and shall execute such documents as IMI may reasonably request amending the NS License, whereby, in the event of termination of the NS License, NS shall grant a direct license to IMI in the Field under the NS Licensed Know-How and NS Licensed Patents on the same terms as this Agreement with NS in place of Licensor hereunder, provided that IMI is then in good standing as a sublicensee under the NS License.

         2.4 Other Restrictions. Licensor shall not enter into any agreement or otherwise take any actions or omit to take any actions in conflict with the licenses granted in Section 2.1 and the other rights granted to IMI hereunder.

         2.5 License Limitations. No licenses or other rights are granted by Licensor hereunder to use any trademark, trade name, trade dress or service mark Controlled by Licensor or any of its Affiliates. All licenses and other rights are or shall be granted only as expressly provided in this Agreement, and no other licenses or other rights are or shall be created or granted hereunder by implication, estoppel or otherwise.

Section 3. Transfer of Licensed Know-How.

         Within [**] days of the Effective Date, upon IMI's written request within [**] days of the Effective Date, Licensor shall provide to IMI, at IMI's expense, one (1) copy (in electronic form, if available) of all documents in Licensor's or its Affiliates' possession as of the Effective Date to the extent that such documents describe or contain Licensed Know-How, other than NS Licensed Know-How, which NS Licensed Know-How the Parties acknowledge and agree may be disclosed and provided by Dr. Kevin J. Tracey directly to IMI and its Sublicensed Affiliates instead of through Licensor, provided that such NS Licensed Know-How shall be treated as Confidential Information of Licensor under the CDA. Licensor shall provide and transfer to IMI all additional Licensed Know-How that may from time to time become available to Licensor.

Section 4. Development and Commercialization.

         4.1 Commercially Reasonable Efforts. IMI, or one of its Sublicensees, as applicable, shall use Commercially Reasonable Efforts to develop and commercialize at least one Licensed Product & Method prior to [**], wherein "Commercially Reasonable Efforts" means, with respect to Licensed Products & Methods, the carrying out of development and commercialization activities in a sustained manner using good faith commercially reasonable and diligent efforts, using the efforts and resources that a company within the medical device industry and similarly situated to IMI would reasonably devote to a product of similar market potential or profit potential resulting from its own research efforts, based on conditions then prevailing and taking into account, without limitation, issues of safety and efficacy, product profile, the proprietary position, the then current competitive environment for such product and the likely timing of such product's entry into the market, the regulatory environment and status of such product, and other relevant scientific, technical and commercial factors.

         4.2 Responsibilities and Costs.  As between the Parties:

                     (a) IMI and its Sublicensees shall have sole responsibility for, and shall bear all their costs of conducting, all research, development and commercialization of Licensed Products & Methods (including manufacturing all materials required therefor);

                     (b) IMI and its Sublicensees shall own the results of all such development and commercialization activities; and

                     (c) All regulatory filings and approvals for any Licensed Products & Methods shall be obtained by, in the name of, and solely owned by IMI and its Sublicensees.

                                                     EXCLUSIVE LICENSE AGREEMENT


Section 5. IMI Payments.

         5.1 Initial License Fee.

                     (a) IMI shall pay to Licensor five hundred thousand US dollars (US$500,000) in cash, which payment shall be due within fifteen (15) days of IMI or any of its Affiliates completing the First Financing.

                     (b) In connection with the First Financing and at the same time as shares of preferred stock of IMI are sold in the First Financing (the "Series A Preferred"), IMI shall issue to Licensor that number of shares of a series of preferred stock ("Junior Preferred") equal to the number of shares of Series A Preferred that could be purchased for $500,000 in connection with the First Financing, provided that prior to such issuance, upon Licensor's written instruction to IMI, IMI shall issue a portion of such Junior Preferred shares directly to NS. The Junior Preferred shares shall have the following rights:

                           (i) Dividend. Non-cumulative dividends shall be paid on the Junior Preferred shares in an amount equal to eight cents (US$0.08) per share of Junior Preferred as, if and when declared by the board of directors of IMI.

                           (ii) Conversion. The Junior Preferred shares shall be convertible into common stock of IMI by the holder at any time at an original conversion ratio of one share of such common stock per share of Junior Preferred, subject to anti-dilution protection as provided below.

                           (iii) Automatic Conversion. The Junior Preferred shares shall automatically convert into common stock of IMI upon the closing of a firm underwritten public offering of common stock with proceeds of at least forty million US dollars (US$40,000,000) at a price per share of at least three US dollars (US$3.00) or, upon the conversion of all outstanding shares of Series A Preferred shares.

                           (iv) Anti-dilution Protection. If IMI issues additional shares (except for customary carve-outs such as shares issued under IMI equity plans and the like) at a purchase price less than the applicable conversion prices of the Series A Preferred shares, the Junior Preferred shares conversion prices shall be reduced, based on a broad-based weighted average formula (i.e., the total number of shares authorized for issuance under IMI equity plans are included in the numerator and the denominator of the adjustment calculation), so that in sum the Junior Preferred shall have essentially the same anti-dilution protection as the Series A Preferred.

                           (v) Liquidation Preference. In the event of a Liquidation of IMI, the Series A Preferred shares shall receive, in preference to all other stockholders, an amount equal to the number of shares times the conversion price plus any declared but unpaid dividends. Next, the Junior Preferred shares shall receive in preference to all common stockholders an amount equal to the number of shares times the conversion price plus any declared but unpaid dividends (the "Liquidation Amount"). "Liquidation" means a merger, acquisition, consolidation, sale of the company, sale of significant assets of the company, or similar transaction.

                           (vi) Registration Rights. The Junior Preferred shall receive from IMI piggyback (i.e., supplemental and not demand) registration rights equal to the piggyback rights held by holders of the Series A Preferred.

Licensor shall further agree in connection with receiving those shares of Junior Preferred (i) to have its shares of Junior Preferred treated for all voting purposes the same as the Series A Preferred, and (ii) to become subject to the following customary obligations contained in the applicable financing agreements on the same basis as the purchasers of Series A Preferred as a whole: (1) voting obligations related to the election of directors, (2) up to a 180 day lock-up in connection with an initial public offering of IMI, and (3) a drag-along right.

                                                     EXCLUSIVE LICENSE AGREEMENT


         5.2 Milestone Payment. IMI shall pay Licensor one million US dollars (US$1,000,000) upon IMI or any its Sublicensees first achieving all regulatory approvals from the United States Food and Drug Administration (or any successor agency thereto) or any foreign counterpart governmental agency required for the marketing and sale of any Licensed Product & Method in the applicable country. Such milestone payment shall be payable to Licensor within thirty (30) days after such achievement. Only one such milestone payment shall be due under this Agreement.

         5.3 Royalties.

                     (a) Royalties from Net Sales of IMI and its Sublicensed Affiliates. Subject to the terms and conditions of this Agreement, IMI shall pay to Licensor a flat royalty, of [**] percent ([**]%) based upon worldwide annual Net Sales made by IMI and its Sublicensed Affiliates (but not Sublicensed Third Parties) of any Licensed Products & Methods sold or performed in the Field while covered in the country of actual or intended use by a Valid Claim of the Licensed Patents.

                     (b) Sublicensed Third Party Payments. Subject to the terms and conditions of this Agreement, IMI shall pay to Licensor [**] percent ([**]%) of all sublicensing royalties, fees and payments actually received by IMI and its Affiliates from Sublicensed Third Parties in consideration of sublicenses granted under Section 2.2, excluding (i) the fair market value of any equity investments made in IMI and its Affiliates by Sublicensed Third Parties and their Affiliates, which fair market value shall be determined upon the written request of Licensor by a valuation firm selected by IMI and reasonably acceptable to Licensor (the cost of which firm shall be shared equally by IMI and Licensor, unless the valuation determined by such firm is more than [**]%) greater than the valuation proposed by IMI before such firm valuation, whereupon IMI shall pay such cost), with any premium paid for such equity investments over such fair market value subject to IMI's [**]% payment obligation above, (ii) payments by Sublicensed Third Parties and their Affiliates to pay or reimburse for out-of-pocket patent prosecution, maintenance, defense, enforcement and other related expenses of IMI and its Affiliates, (iii) payments by Sublicensed Third Parties and their Affiliates for full-time equivalents ("FTEs") of IMI and its Affiliates not to exceed more than [**] FTEs at a rate of [**] per FTE during the first [**] years of the applicable sublicense agreement, with any excess over such FTE limits subject to IMI's [**]% payment obligation above, and (iv) payments by Sublicensed Third Parties and their Affiliates for manufacturing payments.

                     (c) Royalty Limitations. Royalties on sales and performances of Licensed Products & Methods shall be payable to or shared with Licensor under Section 5.3(a) and Section 5.3(b) only for those Licensed Products & Methods that infringe a Valid Claim of the Licensed Patents upon sale or performance in the country of actual or intended use. Only one royalty shall be due with respect to the sale or performance of the same unit of Licensed Product & Method. Only one royalty shall be due hereunder on the sale or performance of any Licensed Product & Method, even if the manufacture, use, sale, offer for sale or importation of such Licensed Product & Method infringes more than one Valid Claim of the Licensed Patents.

         5.4 Minimum Royalties Payable.

                     (a) If and only if the amount payable by IMI to Licensor for sales and performances of Licensed Products & Methods by IMI and its Sublicensees under Sections 5.3(a) and 5.3(b) is for any calendar quarter less than what Licensor owes to NS under the NS License Agreement for those same sales and performances (but not any other activities of Licensor or any other sublicensee under the NS License), IMI shall increase the royalty payment required by Section 5.5(b) to equal such amount owed NS by Licensor. Thereafter, in any subsequent royalty payment hereunder, IMI may deduct from the amount owed Licensor the amount required for such increase. This Section 5.4(a) shall only apply while IMI has a sublicense to the NS Licensed Patents and NS Licensed Know-How from Licensor under the NS License.

                                                     EXCLUSIVE LICENSE AGREEMENT


                     (b) Once IMI or any of its Sublicensees first sells or performs any Licensed Product & Method that gives rise to royalty payments from Licensor to NS under the NS License Agreement, the Parties shall meet and agree on an appropriate means of monitoring payments owed NS by Licensor based on activities of IMI and its Sublicensees for each calendar quarter and upon any audit under Section 5.5(c) so as to comply with Section 5.4(a).

                     (c) All other payments, if any, required of Licensor or any of its Affiliates for any Third Party In-Licenses other than the NS License shall be addressed by Section 2.3(b) and any amendment to this Agreement.

         5.5 Payment Terms.

                     (a) Manner of Payment. All payments to be made by IMI hereunder shall be made in US dollars by wire transfer to such bank account as Licensor may designate.

                     (b) Reports and Royalty Payments.

                           (i) For as long as payments are due under Section 5.3(a) or 5.3(b), IMI shall furnish to Licensor a written report, within thirty (30) days after the end of each calendar quarter, showing the payments owed to Licensor for such calendar quarter. Payments for each calendar quarter shall be due at the same time as such written report for such calendar quarter.

                           (ii) The report shall include, at a minimum, the following information for the applicable calendar quarter, each listed by Licensed Product & Method and by country of sale: (i) the number of units of Licensed Products & Methods sold and performed by IMI and its Sublicensed Affiliates on which royalties are owed Licensor hereunder;
         (ii) the gross amount received for such sales; (iii) deductions taken from Net Sales as specified in the definition thereof; (iv) Net Sales;
         (v) the gross amount of any payments received by IMI from Sublicensed Third Parties subject to sharing with Licensor under Section 5.3(b);
         (vi) the royalties owed to Licensor under Section 5.3(a); (vii) the payments owed to Licensor under Section 5.3(b); (viii) the computations for any applicable currency conversions pursuant to Section 5.5(d); and
         (ix) any other information expressly required by the terms of this Agreement. All such reports shall be treated as Confidential Information of IMI.

                           (iii) IMI shall include terms in each sublicense agreement it enters hereunder granting IMI permission from each Sublicensee to share with each of Licensor and NS the information listed in the numbered clauses of Section 5.5(b)(ii) as they relate to net sales of Licensed Products & Methods sold or performed by such Sublicensee.

                     (c) Records and Audits.

                           (i) IMI shall keep, and shall cause each of its Sublicensees to keep, adequate books and records of accounting for the purpose of calculating all amounts payable to Licensor hereunder. For the [**] years next following the end of the calendar year to which each shall pertain, such books and records of accounting (including those of IMI's Sublicensees) shall be kept at each of their principal place of business and shall be open for inspection at reasonable times and upon reasonable notice by an independent certified accountant selected by Licensor, and which is reasonably acceptable to IMI, for the sole purpose of inspecting the amounts owed to Licensor under this Agreement. In no event shall such inspections be conducted hereunder more frequently than [**] every twelve (12) months. Such accountant must have executed and delivered to IMI and its Sublicensees to be audited a confidentiality agreement as reasonably requested by IMI, which shall include provisions limiting such accountant's disclosure to Licensor to only the results and basis for such results of such inspection. The results of such inspection, if any, shall be binding on both Parties.

                                                     EXCLUSIVE LICENSE AGREEMENT


                           (ii) Any underpayments from any such inspection shall be paid by IMI within thirty (30) days of notification of the results of such inspection. Any overpayments from any such inspection shall be fully creditable against amounts payable in subsequent payment periods. Licensor shall pay for such inspections, except that in the event there is any upward adjustment in aggregate royalties payable for any calendar year shown by such inspection of more than the greater of (1) [**] US dollars (US$[**]), or (2) five percent (5%) of the amount already paid for the audited period in question, IMI shall reimburse Licensor for any reasonable out-of-pocket costs for such inspection.

                     (d) Currency Exchange. With respect to Net Sales invoiced in US dollars, the Net Sales and the amounts due to Licensor hereunder shall be expressed in US dollars. With respect to Net Sales invoiced in a currency other than US dollars, the Net Sales shall be expressed in the domestic currency of the entity making the sale, together with the US dollar equivalent, calculated using the official rate of exchange of such domestic currency as quoted by The Wall Street Journal, Eastern United States Edition, for the last business day of the calendar quarter for which the payment is made.

                     (e) Tax Withholding. The withholding tax, duties, and other levies (if any) applied by any government authority on payments made by IMI to Licensor hereunder shall be borne by Licensor. IMI and its Sublicensed Affiliates shall cooperate with Licensor to enable Licensor to claim exemption therefrom under any double taxation or similar agreement in force and shall use commercially reasonable efforts to provide to Licensor proper evidence of payments of withholding tax and assist Licensor by obtaining or providing in as far as possible the required documentation for the purpose of Licensor's tax returns.

                     (f) Blocked Payments. In the event that, by reason of applicable law in any country, it becomes impossible or illegal for IMI (or any of its Affiliates) to transfer, or have transferred on its behalf, payments owed Licensor hereunder, IMI shall promptly notify Licensor of the conditions preventing such transfer and such payments shall be deposited in local currency in the relevant country to the credit of Licensor in a recognized banking institution designated by Licensor or, if none is designated by Licensor within a period of thirty (30) days, in a recognized banking institution selected by IMI or its Affiliate or Sublicensee, as the case may be, and identified in a written notice given to Licensor.

                     (g) Interest. IMI shall pay Licensor, without being requested, simple interest on any payments that are not paid on or before the date such payments are due under this Agreement at a rate equal to the daily prime rate, as published in The Wall Street Journal, Eastern United States Edition, plus five percent (5%), or the maximum applicable legal rate, if less, calculated on the total number of days payment is delinquent.

Section 6. Patent Prosecution and Enforcement.

         The following provisions of this Section 6 are subject to any Third Party In-License applicable to the Licensed Patents licensed to Licensor thereunder.

         6.1 Prosecution and Maintenance.

                     (a) By Licensor.

                           (i) On or before the Effective Date, Licensor shall provide IMI with copies of complete prosecution files for all Licensed Patents for which Licensor is responsible for preparation, prosecution (including any interferences, oppositions, reissue proceedings and re-examinations) and maintenance, and if not so responsible, all such files to the extent in Licensor and its Affiliates' possession. Licensor, or its Affiliates, shall be responsible for the preparation, prosecution (including any interferences, oppositions, reissue proceedings and re-examinations) and maintenance of the Licensed Patents. To the extent the Valid Claims involved apply to the

                                                     EXCLUSIVE LICENSE AGREEMENT


         Field (in whole or part), Licensor shall keep IMI fully informed as to the status of such patent matters, including by providing IMI the opportunity, at IMI's expense, to review and comment on any documents relating to the Patent Rights which shall be filed in any patent office at least fifteen (15) days before such filing and promptly providing IMI copies of any documents relating to the Patent Rights which Licensor receives from such patent offices. Upon IMI's request, Licensor shall update Exhibits A and B attached hereto.

                           (ii) Licensor shall not take any action with respect to the preparation, prosecution or maintenance of any Licensed Patents containing such Valid Claims applicable to the Field without prior consultation with IMI, and Licensor shall attempt to incorporate all reasonable comments of IMI with respect thereto to the extent related to the Field.

                           (iii) Licensor shall be responsible for all its costs incurred for such preparation, prosecution and maintenance, provided, however, that IMI shall reimburse Licensor for [**] percent ([**]%) of all out-of-pocket costs incurred by Licensor for such activities within [**] days of Licensor providing to IMI reasonable documentation supporting such costs and evidencing payment by Licensor of such costs, provided that IMI's [**] percent ([**]%) share shall not first be payable until [**] days after IMI completes a First Financing. In the event that Licensor expects to incur out-of-pocket costs for a patent family contained within the Licensed Patents in excess of [**] US dollars (US$[**]) during any twelve (12)-month period, so that IMI's [**] percent ([**]%) share would equal or exceed [**] US dollars (US$[**]), Licensor shall first notify IMI in writing at least [**] days before incurring any such costs, or otherwise IMI shall not be responsible for its [**] percent ([**]%) share of any such costs in excess of such $[**] incurred by Licensor before the [**] day after IMI receives such written notice from Licensor.

                           (iv) At any time by providing [**] days prior written notice to Licensor, IMI may elect not to pay its [**] percent ([**]%) share for the prosecution and maintenance of any Licensed Patent in any country, whereupon such Licensed Patent in such country shall no longer be licensed to IMI and its Affiliates under Section 2.1, subject to the following: if (1) the aggregate out-of-pocket patents costs to be paid by IMI for the prosecution or maintenance of the Licensed Patents hereunder has been or is reasonably expected to exceed [**] US dollars (US$[**]) in any rolling 12-month period when IMI provides such written notice for such Licensed Patent, and (2) if at the time of such election such Licensed Patent does not contain any Valid Claim that applies to the Field (in whole or part) but upon such Licensed Patent issuing or otherwise going into force such Licensed Patent contains one or more claims that apply to the Field (in whole or in part), then, only if both clauses (1) and (2) are satisfied for such Licensed Patent, IMI may reinstate the license grants under Section 2.1 to such Licensed Patent (retroactive to the date of such written notice) by paying to Licensor three (3) times IMI's [**]% share of patents costs attributable to such Licensed Patent not previously paid by IMI under
         Section 6.1(a)(iii).

                     (b) By IMI.

                           (i) Licensor shall not permit any of the Licensed Patents to be abandoned in any country without IMI first being given an opportunity to assume full responsibility for the continued prosecution and maintenance of same. In the event that Licensor decides not to continue the prosecution or maintenance of a patent application or patent within Licensed Patents in any country, or to permit an allowed patent application to issue without there being a pending patent application with at least the same disclosure and specification claiming priority (directly or indirectly) to such allowed patent application, Licensor shall provide IMI with notice of this decision at least thirty (30) days prior to any lapse, abandonment or issuance thereof.

                                                     EXCLUSIVE LICENSE AGREEMENT


                           (ii) In the event that IMI elects to assume responsibility for such prosecution and maintenance within thirty (30) days of Licensor's notice, or to file a patent application to maintain pendency, Section 6.1(a)(i) shall thereafter apply to such Licensed Patents (including any later filed Patent Rights claiming priority (directly or indirectly) thereto), except that (1) the role of IMI and Licensor shall be reversed thereunder, (2) IMI shall have no obligation to prosecute or maintain Valid Claims that apply outside of the Field (in whole or in part), and (3) IMI shall pay all its costs associated therewith. Such Licensed Patents shall otherwise continue to be subject to all of the terms and conditions of this Agreement in the same way as the other Licensed Patents.

                     (c) New Filings.

                           (i) In addition to the foregoing provisions of this
         Section 6.1(a), the Parties agree that, at IMI's reasonable request, on a country-by-country basis, Licensor shall file a divisional, continuation, continuation-in-part or other like patent application claiming priority to any Licensed Patent for IMI to prosecute and maintain Valid Claims that are licensed in full to IMI under Section
         2.1 in the Field as provided in such license (all such patent applications, including all later filed Patent Rights claiming priority (directly or indirectly) thereto, collectively "Field Only Licensed Patent Rights"). Notwithstanding any other provision of this Agreement, IMI shall reimburse Licensor its reasonable costs incurred in connection with any such filings within thirty (30) days of receipt of such invoices.

                           (ii) Section 6.1(a)(i) shall apply to Field Only Licensed Patent Rights, except that the role of IMI and Licensor shall be reversed thereunder and further provided that IMI shall pay its costs associated therewith. If any Field Only Licensed Patent Rights contains Valid Claims that are not subject to such license, then Licensor may by written notice to IMI elect to take over prosecution and maintenance of the applicable Patent Right, which thereafter shall be subject to Section 6.1(a). For clarity, Field Only Licensed Patent Rights shall remain owned or otherwise Controlled by Licensor, shall remain a "Licensed Patent" hereunder, and shall give rise to payments under Sections 5.3(a) and 5.3(b) as applicable.

                     (d) General. Each Party shall provide to the other Party copies of any papers relating to the filing, prosecution or maintenance of Licensed Patents promptly upon receipt. Each Party shall cooperate with the other in the foregoing activities.

         6.2 Enforcement and Defense.

                     (a) Enforcement in the Field.

                           (i) In the event that Licensor or IMI becomes aware of a suspected infringement of any Licensed Patent in the Field, such Party shall notify the other Party promptly, and following such notification, the Parties shall confer. IMI shall have the first right, but shall not be obligated, to bring an infringement action with respect to such infringement in the Field at its own expense, or to defend any action alleging non-infringement of any Licensed Patent in the Field, in its own name and under its own direction and control, or settle any such action by sublicense. Licensor shall reasonably assist IMI in any such action if so requested by IMI, and shall join such action if reasonably requested by IMI or required by applicable law, or shall require the owner of the involved Licensed Patent to do the same if authorized by the applicable Third Party In-License. Licensor shall have the right to participate in any such action with its own counsel at its own expense and without reimbursement hereunder.

                           (ii) If IMI elects not to settle or bring any action for infringement or defend any non-infringement action and so notifies Licensor, then, Licensor may defend or bring such action at its own expense, in its own name and under its own direction and control, subject to the following: IMI shall reasonably assist Licensor in any such action if so requested by Licensor,

                                                     EXCLUSIVE LICENSE AGREEMENT


         and shall join such action if requested by Licensor or required by applicable law. IMI shall have the right to participate in any such action with its own counsel at its own expense and without reimbursement hereunder.

                     (b) Non-Field Enforcement. If Licensor or any of its Affiliates or their licensees or sublicensees enforce any Licensed Patents against infringement outside of the Field, IMI shall have the right to participate in the applicable action or proceeding at IMI's own expense. If IMI elects to so participate, the enforcing entity shall provide IMI with an opportunity to consult regarding same.

                     (c) Defense.

                           (i) Licensor shall have the first right, but shall not be obligated, to defend against any action or proceeding alleging invalidity or unenforceability of any Licensed Patents (other than with respect to (i) any interferences, oppositions, reissue proceedings or re-examinations with respect to any such Licensed Patents, which are addressed in Section 6.1, and (ii) any such action or proceeding filed by a Third Party in response to a suit brought or defended by IMI pursuant to Section 6.2(a) concerning infringement of any such Licensed Patents (which action or proceeding may be a counterclaim in such suit or may be filed apart from such suit and possibly later consolidated with such suit)), at Licensor's own expense, in its own name and under its own direction and control, subject to the following: IMI shall reasonably assist Licensor in any such action or proceeding if so requested by Licensor, and shall join such action or proceeding if requested by Licensor or required by applicable law. IMI shall have the right to participate in any such action or proceeding with its own counsel at its own expense and without reimbursement hereunder.

                           (ii) If Licensor elects not to defend any such action or proceeding and so notifies IMI, then IMI may defend or bring such action at its own expense, in its own name and under its own direction and control, subject to the following: Licensor shall, at IMI's expense, reasonably assist IMI in any such action or proceeding if so requested by IMI, and shall join such action or proceeding if reasonably requested by IMI or required by applicable law, or shall require the owner of the involved Licensed Patent to do the same if authorized by the applicable Third Party In-License. Licensor shall have the right to participate in any such action or proceeding with its own counsel at its own expense and without reimbursement hereunder.

                     (d) Settlement. No settlement of any action or proceeding referred to in Section 6.2(a) or 6.2(c) that restricts the scope, or adversely affects the validity or enforceability, of a Licensed Patent in the Field may be entered into by Licensor without the prior written consent of IMI. No settlement of any action referred to in Section 6.2(a) or 6.2(c) that restricts the scope, or adversely affects the validity or enforceability, of a Licensed Patent outside of the Field may be entered into by IMI without the prior written consent of Licensor.

                     (e) Escrow in Certain Circumstances.

                           (i) On a country-by-country and Licensed Product & Method-by-Licensed Product & Method basis, in any action or proceeding in which a Third Party challenges the validity or enforceability of all (and not less than all) of the Valid Claims under the Licensed Patents in such country that cover such Licensed Product & Method or its manufacture, sale or use (including by way of interference, opposition, reissue proceeding or re-examination, or in response to enforcement pursuant to Section 6.2), then upon filing of such action or proceeding by a Third Party, [**] percent ([**]%) of all amounts which would otherwise be paid to Licensor under Sections 5.3(a) and 5.3(b) with respect to such Licensed Product & Method for such country affected by such action or proceeding, shall be deposited in an interest bearing escrow account, until such time as all such Valid Claims expire.

                                                     EXCLUSIVE LICENSE AGREEMENT


                           (ii) All monies in any such escrow account, together with all accrued interest, shall be retained by IMI if all such Valid Claims are found invalid or unenforceable by a court of proper jurisdiction in a decision unappealable or unappealed within the time allowed for appeal, and, if at least one such Valid Claim is found not invalid and not unenforceable by a court of proper jurisdiction in such a decision, all monies in such escrow account, together with all accrued interest, shall be released to Licensor immediately.

                     (f) Withdrawal. If either Party brings an action or proceeding under this Section 6.2 and subsequently ceases to pursue or withdraws from such action or proceeding, it shall promptly notify the other Party and the other Party may substitute itself for the withdrawing Party under the terms of this Section 6.2.

                     (g) Damages.

                           (i) In the event that either Party exercises the rights conferred in this Section 6.2 and recovers any damages or other sums in such action or proceeding or in settlement thereof, such damages or other sums recovered shall first be applied to all out-of-pocket costs and expenses incurred by the Parties in connection therewith (including attorneys fees), unless not reimbursable hereunder. If such recovery is insufficient to cover all such costs and expenses of both Parties, the controlling Party's costs shall be paid in full first before any of the other Party's costs.

                           (ii) If after such reimbursement any funds shall remain from such damages or other sums recovered, such funds shall be retained by the Party that controlled the action or proceeding under this Section 6.2; provided, however, that (i) if IMI is the Party that controlled such action or proceeding, Licensor shall receive out of any such remaining recovery received by IMI an amount equal to royalties payable hereunder by treating such remaining recovery as "Net Sales" hereunder, provided, however, that to the extent such recovery includes lost profits of IMI and/or its Sublicensees, Licensor shall be entitled to receive from such recovery an amount equal to the applicable royalty rate provided in Section 5.3 based upon the sales of Licensed Product used to derive such lost profits and (ii) if Licensor is the Party that controlled such action or proceeding, the remaining recovery received by Licensor shall be shared equally between IMI and Licensor.

Section 7. Confidential Information.

         The Parties agree that confidential information shall be handled in accordance with the terms and conditions of the CDA by and between the Parties.

Section 8. Warranties; Limitations of Liability; Indemnification

         8.1 Licensor Representations and Warranties. Licensor covenants, represents and warrants to IMI that as of the Effective Date except as where the failure to do so could have a Material Adverse Effect on IMI:

                     (a) Licensor is a corporation duly organized, validly existing and in good standing under the laws of state or jurisdiction in which it is incorporated, and it has full right and authority to enter into this Agreement and to grant the licenses and other rights to IMI as herein described.

                     (b) This Agreement has been duly authorized by all requisite corporate action, and when executed and delivered shall become a valid and binding contract of Licensor enforceable against Licensor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other law affecting creditors' rights generally from time to time if effect, and to general principles of equity.

                                                     EXCLUSIVE LICENSE AGREEMENT


                     (c) The execution, delivery and performance of this Agreement does not conflict with any other agreement, contract, instrument or understanding, oral or written, to which Licensor is a party, or by which it is bound, nor shall it violate any law applicable to Licensor.

                     (d) All necessary consents, approvals and authorizations of all regulatory and governmental authorities and other persons or entities required to be obtained by Licensor in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

                     (e) There are no Patent Rights not listed on Exhibits A and B in which Licensor or any of its Affiliates has any ownership, license, sublicense, covenant not to sue, option or other interest (whether or not such Patent Rights are Controlled hereunder or purposes of the licenses granted in Section 2.1) and that contain disclosure or Valid Claims that relate to the Field. To the knowledge of Licensor, the issued Valid Claims included in the Licensed Patents are valid and enforceable, and no written claim has been made (except by a patent examiner during prosecution of the patent application(s) that resulted in any such issued patent claims), and no action or proceeding has been commenced or threatened, alleging to the contrary. To the knowledge of Licensor, no Licensed Patent has ever been the subject of litigation, an interference, an opposition, a reissue proceeding, a re-examination or other like action or proceeding. To Licensor's knowledge, the conception and reduction to practice of the Licensed Patents have not constituted or involved the misappropriation of trade secrets or other rights or property of any Third Party. To Licensor's knowledge, there has been no infringement by any Third Party of any Licensed Patents in the Field. There are no NS Licensed Patents in existence as of the Effective Date that contain Valid Claims that apply to the Field (in whole or in part) that are not listed on Exhibit B.

                     (f) Licensor is the sole and exclusive owner of all right, title and interest in and to the Licensed Patents, other than the NS Licensed Patents. To Licensor's knowledge, none of the Licensed Patents or Licensed Know-How is subject to any lien, security interest or other encumbrance. To the knowledge of Licensor, there are no claims, judgments or settlements against or amounts with respect thereto owed by Licensor or any of its Affiliates relating to the Licensed Patents. The grant, use or practice of the licenses granted in Section 2.1 shall not trigger any payment obligation by Licensor or any of its Affiliates to any Third Party, other than to NS under the NS License. The only agreement with a Third Party whereby Licensor Controls Patent Rights and Technology licensed to IMI hereunder is the NS License.

                     (g) Licensor has not received notice that it is in breach of its obligations under the NS License. To the knowledge of Licensor, there is no basis for a valid claim that it is in breach of its obligations under the NS License. No term or provision of this Agreement constitutes or gives rise to, or shall constitute or give rise to, a breach of the NS License. A true, complete and correct copy of the NS License, as amended as of the Effective Date, has been provided to IMI.

                     (h) There is no pending action or proceeding alleging, or, to Licensor's knowledge, any written communication alleging, that the manufacture, use, sale, offer for sale, importation, performance, research, development, commercialization or other exploitation of any Licensed Product & Method in the Field has or shall infringe or misappropriate any Patent Rights or other intellectual property rights of any Third Party. Licensor has notified IMI of all such rights of any Third Party of which Licensor is aware that are related to the foregoing activities.

                     (i) Licensor has not previously granted to any Third Party any licenses, sublicenses, covenants not to sue or any other rights under the Licensed Patents or Licensed Know-How in the Field or otherwise with respect to any Licensed Product & Method.

                                                     EXCLUSIVE LICENSE AGREEMENT


         8.2 IMI Representations and Warranties. IMI covenants, represents and warrants to Licensor that as of the Effective Date except as where the failure to do so could have a Material Adverse Effect on Licensor:

                     (a) IMI is a corporation duly organized, validly existing and in good standing under the laws of state in which it is incorporated, and it has full right and authority to enter into this Agreement and to accept the rights and licenses granted as herein described.

                     (b) This Agreement has been duly authorized by all requisite corporate action, and when executed and delivered shall become a valid and binding contract of IMI enforceable against IMI in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally from time to time if effect, and to general principles of equity.

                     (c) The execution, delivery and performance of this Agreement does not conflict with any other agreement, contract, instrument or understanding, oral or written, to which IMI is a party, or by which it is bound, nor shall it violate any law applicable to IMI.

                     (d) All necessary consents, approvals and authorizations of all regulatory and governmental authorities and other persons or entities required to be obtained by IMI in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

         8.3 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER Licensor NOR IMI MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         8.4 Limitation of Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR ANY THIRD PARTY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES. Notwithstanding anything in this Agreement or otherwise, neither Party shall have liability under Section 8.6 in excess of one hundred thousand US dollars (US$100,000).

         8.5 Performance by Affiliates. The Parties recognize that each Party may perform some or all of its obligations under this Agreement through Affiliates and Third Parties provided, however, that each Party shall remain responsible and liable for the performance by its Affiliates and such Third Parties and shall cause its Affiliates and such Third Parties to comply with the provisions of this Agreement in connection therewith.

         8.6 Indemnification.

                     (a) IMI Indemnity. Subject to Section 8.4, IMI hereby agrees to indemnify and hold Licensor and its Affiliates, NS, and each of their respective employees, directors, agents and contractors, and their respective successors, heirs and assigns and representatives ("Licensor Indemnitees") harmless from and against all claims, liability, threatened claims, damages, expenses (including reasonable attorneys' fees), suits, proceedings, losses or judgments, whether for money or equitable relief, of any kind (including death, personal injury, illness, product liability or property damage, the failure to comply with applicable law, or infringement or misappropriation of Patent Rights or other intellectual property rights, except as subject to indemnification by Licensor pursuant to Section 8.6(b)) (collectively, "Losses"), arising from any Third Party claim due to the manufacture, use, sale, offer for sale, importation, performance, research, development, commercialization or other exploitation of any Licensed Products & Methods by or for IMI or any of its Affiliates, Sublicensees,

                                                     EXCLUSIVE LICENSE AGREEMENT


   agents and contractors, except to the extent that such Losses arise from (i) the negligence, recklessness or willful misconduct of any Licensor Indemnitees, or (ii) any breach of this Agreement by Licensor.

                     (b) Licensor Indemnity. Subject to Section 8.4, Licensor hereby agrees to indemnify and hold IMI, its Affiliates and Sublicensees, and their respective employees, directors, agents and contractors, and their respective successors, heirs and assigns and representatives ("IMI Indemnitees") harmless from and against all Losses arising from any Third Party claim due to the practice or use of any Licensed Patents or Licensed Know-How in the Field after the Effective Date, except to the extent that such Losses arise from (i) the negligence, recklessness or willful misconduct of any IMI Indemnitees or (ii) any breach of this Agreement by IMI.

                     (c) Indemnification Procedure.

                           (i) A claim to which indemnification applies under
         Section 8.6(a) or Section 8.6(b) shall be referred to herein as a "Claim". If any person or entity (each, an "Indemnitee") intends to claim indemnification under this Section 8.6, the Indemnitee shall notify the other Party (the "Indemnitor") in writing promptly upon becoming aware of any claim that may be a Claim (it being understood and agreed, however, that the failure by an Indemnitee to give such notice shall not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice). The Indemnitor shall have the right to assume and control the defense of such Claim at its own expense with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. If the Indemnitor does not assume the defense of such Claim as aforesaid, the Indemnitee may defend such Claim but shall have no obligation to do so. The Indemnitee shall reasonably cooperate with the Indemnitor at the Indemnitor's expense and shall make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information shall be subject to the terms of the CDA.

                           (ii) The Indemnitee shall not settle or compromise any Claim without the prior written consent of the Indemnitor, and the Indemnitor shall not settle or compromise any Claim in any manner which would have an adverse effect on the Indemnitee's interests, without the prior written consent of the Indemnitee, which consent, in each case, shall not be unreasonably withheld.

         8.7 Insurance. IMI shall procure and maintain insurance policies for the following coverages with respect to personal injury, bodily injury and property damage arising out of IMI's performance under this Agreement: (i) from thirty (30) days after the First Financing and for the remainder of the term of this Agreement, comprehensive general liability, including broad form and contractual liability, in a minimum amount of $2,000,000 combined single limit per occurrence and in the aggregate; (ii) before the commencement of clinical trials involving any Licensed Products & Methods, clinical trials coverage in a minimum amount of $3,000,000 combined single limit per occurrence and in the aggregate; and (iii) prior to the first commercial sale of the first Licensed Product & Method, product liability coverage, in a minimum amount of $5,000,000 combined single limit per occurrence and in the aggregate, with the coverage provided for in clauses (ii) and (iii) to remain in force during the term of this Agreement and for at least five (5) years thereafter.

Section 9. Term, Termination and Survival.

         9.1 Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated in accordance with the terms hereof or by mutual written consent, shall continue until there are

                                                     EXCLUSIVE LICENSE AGREEMENT


no more Valid Claims of the Licensed Patents. On a country-by-country and Licensed Product & Method-by-Licensed Product & Method basis, at such time as no more payments are due Licensor under Sections 5.3(a) and 5.3(b) for such Licensed Product & Method in such country, the licenses granted in Section 2.1 shall become perpetual, irrevocable and fully paid up with respect to such Licensed Product & Method in such country.

         9.2 Termination for Material Default.

                     (a) Material Default. Subject to Section 9.2(b), either Party shall have the right to terminate this Agreement upon delivery of written notice to the other Party in the event of any default in the performance by such other Party of any of such other Party's material obligations under this Agreement, provided that such default has not been cured within thirty (30) days after written notice thereof is given by the non-defaulting Party to the defaulting Party specifying the nature of the alleged default.

                     (b) Disputed Default. If the defaulting Party disputes in good faith the existence or materiality of a default specified in a notice provided by the non-defaulting Party pursuant to Section 9.2(a), and the defaulting Party provides notice to the non-defaulting Party of such dispute within the thirty (30)-day cure period, the non-defaulting Party shall not have the right to terminate this Agreement unless and until the existence of such material default or failure by the defaulting Party has been determined in accordance with Section 10.6 and the defaulting Party fails to cure such default within thirty (30) days following such determination. It is understood and agreed that during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

         9.3 Termination for Convenience by IMI. IMI may terminate this Agreement in full for any reason effective upon ninety (90) days prior written notice to Licensor; provided, however, if the payments to Licensor set forth in
Section 5.1 have not been made by IMI prior to such termination, IMI shall pay Licensor $50,000 in connection with delivery of such written notice of termination.

         9.4 Termination for No First Financing. Licensor may terminate this Agreement in full, effective upon if IMI fails to sell or otherwise issue securities of IMI in the First Financing on or before June 30, 2007.

         9.5 Termination for Insolvency.

                     (a) In the event that either Party commits an act of bankruptcy, is declared bankrupt, voluntarily files or has filed against it a petition for bankruptcy or reorganization unless such petition is dismissed within thirty (30) days of filing, enters into an arrangement for the benefit of creditors, enters into a procedure of winding up to dissolution or should a Trustee or Receiver be appointed for its business assets or operations, the non-bankrupt Party shall have the right to terminate this Agreement in full as provided in Section 9.2, with an opportunity to cure as provided in such Section.

                     (b) All rights and licenses granted under or pursuant to this Agreement by one Party to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code, licenses of rights to "intellectual property" as defined in such Bankruptcy Code. Each Party agrees that the other Party, to the extent that it is a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under such Bankruptcy Code.

         9.6 Effects of Certain Terminations. Upon termination of this Agreement by Licensor pursuant to Section 9.2, 9.4 or 9.5, or by IMI pursuant to Section 9.3:

                     (a) All rights and licenses granted to IMI hereunder shall terminate, with all rights of IMI under the Licensed Patents and Licensed Know-How reverting to Licensor, and Section 2.2(d) shall apply to all Sublicensees.

                                                     EXCLUSIVE LICENSE AGREEMENT


                     (b) IMI shall grant to Licensor a non-exclusive, royalty-free license (with the right to sublicense), under all Subject Patent Rights (as defined below) owned or Controlled by IMI or any of its Affiliates to the extent reasonably necessary for the importation, manufacture, having manufactured, use, offer for sale and sale of Licensed Products that IMI developed and/or commercialized prior to termination, for use in the Field only. For purposes of this Agreement, "Subject Patent Rights" shall mean all Valid Claims of Patent Rights claiming the therapeutic effects resulting from vagal nerve stimulation in the Field without reference to any claim elements requiring any article, device, or tangible component thereof (but not only a pharmaceutical agent or a delivery agent therefor), provided that no Patent Rights shall be treated as "Subject Patent Rights" hereunder if payments are owed to any Third Party as a result of such non-exclusive license unless and until Licensor agrees in writing to reimburse IMI for all such payments. The foregoing non-exclusive license shall be subject to any exclusive licenses retained by Sublicensees under Section 2.2(d).

                     (c) IMI shall grant to Licensor a non-exclusive, royalty-free license and right of reference under all regulatory filings made by IMI or any of its Affiliates for Licensed Products and all non-clinical, clinical and other reports, records, data and other information developed or generated by or for IMI or any of its Affiliates in respect of such Licensed Products that are reasonably required for Licensor to use such regulatory filings, and cooperate with Licensor, at IMI's expense, to effect an orderly transfer of copies of such reports, records, data and other information as promptly as practicable. The foregoing non-exclusive license and right of reference shall be subject to any exclusive licenses retained by Sublicensees under Section 2.2(d).

         9.7 Right to Sell-Off Inventory. Upon termination of this Agreement for any reason, should IMI or any of its Sublicensees have any inventory of any Licensed Products & Methods, each of them shall have twelve (12) months thereafter in which to dispose of such inventory (subject to the payment to Licensor of any amounts due Licensor hereunder thereon).

         9.8 Survival. In addition to the termination consequences set forth in
Section 9.6, the following provisions shall survive expiration or termination of this Agreement for any reason, as well as any other provision which by its terms or by the context thereof, is intended to survive such termination: Sections 2.2(d), 2.5, 5.5(c), 6.2 (to the extent that any action or proceeding was instituted before any such termination or expiration), 8.3, 8.4, 8.5, 8.6 and 8.7, and Section 1, Section 7, Section 9 and Section 10. Expiration or termination of this Agreement for any reason shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity, subject to
Section 10.6, with respect to any breach of this Agreement nor prejudice either Party's right to obtain performance of any obligation.

Section 10. General Provisions.

         10.1 Assignment. Except as expressly provided by Sections 2.1, 2.2 and 8.5, neither Party may assign this Agreement, delegate its obligations or otherwise transfer licenses or other rights created by this Agreement, without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided that each Party may assign this Agreement as a whole without such consent to an Affiliate or in connection with the acquisition (whether by merger, consolidation, sale or otherwise) of such Party or of that part of such Party's business to which this Agreement relates, provided that such Party provides written notice to the other Party of such assignment and the assignee thereof agrees in writing to be bound as such Party hereunder. Any assignment or transfer in violation of this Section 10.1 shall be void. This Agreement shall inure to the benefit of, and be binding upon, the legal representatives, successors and permitted assigns of the Parties. Each Party agrees that, notwithstanding any provisions of this Agreement to the contrary, in the event that this Agreement is assigned by either Party as provided in the foregoing in this Section 10.1, such assignment shall not provide the other Party with licenses, rights

                                                     EXCLUSIVE LICENSE AGREEMENT


or access to intellectual property rights of the acquirer of such Party, as of such assignment or thereafter, which were not already Patent Rights or Know-How Controlled by such Party prior to such assignment.

         10.2 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement if, but only to the extent that, such failure or delay results from causes beyond the reasonable control of the affected Party, potentially including fire, floods, embargoes, terrorism, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or any other Party; provided that the Party affected shall promptly notify the other of the force majeure condition and shall exert reasonable efforts to eliminate, cure or overcome any such causes and to resume performance of its obligations as soon as possible.

         10.3 Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their reasonable best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

         10.4 Amendment; Waiver. This Agreement may not be modified, amended or rescinded, in whole or part, except by a written instrument signed by the Parties; provided that any unilateral undertaking or waiver made by one Party in favor of the other shall be enforceable if undertaken in a writing signed by the Party to be charged with the undertaking or waiver. No delay or omission by either Party hereto in exercising any right or power occurring upon any noncompliance or default by the other Party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the Parties of any of the covenants, conditions or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

         10.5 Notices. Except as otherwise provided herein, all notices under this Agreement shall be sent by certified mail or by overnight courier service, postage prepaid, to the following addresses of the respective Parties:

         If to IMI, to:             Innovative Metabolics, Inc.
                                    c/o Kevin J. Tracey, M.D.
                                    17 Highview Avenue
                                    Old Greenwich, CT 06870

         With a required copy to:   Goodwin Procter LLP
                                    53 State Street
                                    Boston, MA 02109
                                    Attention: Kingsley L. Taft, Esq.
                                    Facsimile: (617) 523-1231

         If to Licensor, to:        Critical Therapeutics, Inc.
                                    60 Westview Street
                                    Lexington, MA 02421
                                    Attention: Chief Operating Officer
                                    Facsimile: (781) 862-5691

                                                     EXCLUSIVE LICENSE AGREEMENT


         With a required copy to:   Critical Therapeutics, Inc.
                                    60 Westview Street
                                    Lexington, MA 02421
                                    Attention: General Counsel
                                    Facsimile: (781) 862-5691

or to such address(es) as each Party may hereafter designate by notice to the other Party. A notice shall be deemed to have been given on the date it is received by all required recipients for the noticed Party.

         10.6 Dispute Resolution. Disputes arising under or in connection with this Agreement shall be resolved pursuant to this Section 10.6; provided, however, that in the event a dispute cannot be resolved without an adjudication of the rights or obligations of a Third Party (other than a any Parties' Affiliates or any Licensor Indemnitee or IMI Indemnitee identified in Sections 8.6(a) or 8.6(b), as applicable), the dispute procedures set forth in this
Section 10.6 shall be inapplicable as to such dispute.

                     (a) In the event of a dispute between the Parties, the Parties shall first attempt in good faith to resolve such dispute by negotiation and consultation between themselves. In the event that such dispute is not resolved on an informal basis within forty-five (45) days, any Party may, by written notice to the other, have such dispute referred to each of the Parties' respective CEOs or his or her designee (who shall be a senior executive), who shall attempt in good faith to resolve such dispute by negotiation and consultation for a thirty (30) day period following receipt of such written notice.

                     (b) In the event the Parties' CEOs (or designees) are not able to resolve such dispute, either Party may at any time after such 30-day period submit such dispute to be finally settled by arbitration administered in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect at the time of submission. The arbitration shall be heard and determined by three (3) arbitrators. IMI and Licensor shall each appoint one arbitrator and the third arbitrator shall be selected by the two Party-appointed arbitrators, or, failing agreement within sixty (60) days following the date of receipt by the respondent of the claim, by the AAA. Such arbitration shall take place in Boston, MA. The arbitration award so given shall be a final and binding determination of the dispute, shall be fully enforceable in any court of competent jurisdiction, and shall not include any damages expressly prohibited by Section 8.4.

                     (c) Costs of arbitration are to be divided by the Parties in the following manner: IMI shall pay for the arbitrator it chooses, Licensor shall pay for the arbitrator it chooses, and the costs of the third arbitrator shall be divided equally between the Parties. Except in a proceeding to enforce the results of the arbitration or as otherwise required by law, neither Party nor any arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of both Parties or as provided in the CDA.

         10.7 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of law provisions, provided that any dispute relating to the scope, validity, enforceability or infringement of any Patent Rights or other intellectual property rights shall be governed by, and construed and enforced in accordance with, the substantive laws of the jurisdiction in which such Patent Rights or other right applies.

         10.8 Further Assurances. Each Party agrees to do and perform all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents necessary or that the other Party may deem advisable in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm its rights hereunder.

         10.9 Relationship of the Parties. Each Party is an independent contractor under this Agreement. Nothing contained herein is intended or is to be construed so as to constitute Licensor and IMI as partners, agents or joint venturers. Neither Party shall have any express or implied right or authority to

                                                     EXCLUSIVE LICENSE AGREEMENT


assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party. There are no express or implied third party beneficiaries hereunder (except for IMI Indemnitees other than IMI and Licensor Indemnitees other than Licensor for purposes of Section 8.6).

         10.10 Entire Agreement. This Agreement (along with the Exhibits attached hereto) contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes and replaces any and all previous arrangements and understandings other than the CDA, whether oral or written, between the Parties with respect to the subject matter hereof.

         10.11 Headings. The captions to the several Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Sections hereof.

         10.12 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting party shall not apply.

         10.13 Interpretation. Whenever any provision of this Agreement uses the term "including" (or "includes"), such term shall be deemed to mean "including without limitation" (or "includes without limitations"). "Herein," "hereby," "hereunder," "hereof" and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used. All definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural. Unless otherwise provided, all references to Sections and Exhibits in this Agreement are to Sections and Exhibits of this Agreement. References to any Sections include Sections and subsections that are part of the related Section (e.g., a section numbered "Section 2.2" would be part of "Section 2", and references to "Section 2.2" would also refer to material contained in the subsection described as "Section 2.2(a)")

         10.14 Counterparts; Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement by either Party shall constitute a legal, valid and binding execution and delivery of this Agreement by such Party.

         10.15 Non-Competition Covenant. During the Term and, except upon termination by IMI pursuant to Section 9.2, for a period of five (5) years after the Term, IMI shall not, and shall procure that its Affiliates do not, either directly or indirectly, market, sell, manufacture or distribute any product in the Excluded Field, and further IMI shall procure that its Sublicensed Third Parties do not use any Licensed Know-How or Licensed Patents in doing any of the foregoing. The restriction in the immediately preceding sentence (i) shall not apply to any programs or products of any Third Parties (and their Affiliates) that acquires IMI pursuant to Section 10.1, provided that no Licensed Know-How or Licensed Patents are used in or for such programs or products, and (ii) shall expire at such time as the NS License expires or is terminated.

                [Remainder of this Page Intentionally Left Blank]

                                                     EXCLUSIVE LICENSE AGREEMENT


         IN WITNESS WHEREOF, the Parties have caused this Exclusive License Agreement to be executed by their respective duly authorized officers as of the Effective Date.



                                       INNOVATIVE METABOLICS, INC.




                                       By:    /s/ Kevin J. Tracey, M.D.
                                              ----------------------------------
                                              (Signature)

                                       Name:  Kevin J. Tracey, M.D.

                                       Title: President

                                       Date:  January 29, 2007






                                       CRITICAL THERAPEUTICS, INC.


                                       By:    /s/ Frank E. Thomas
                                              ----------------------------------
                                              (Signature)

                                       Name:  Frank E. Thomas

                                       Title: President

                                       Date:  January 29, 2007

                                                     EXCLUSIVE LICENSE AGREEMENT



                                    EXHIBIT A



                LICENSED PATENTS (OTHER THAN NS LICENSED PATENTS)



None as of the Effective Date

                                                     EXCLUSIVE LICENSE AGREEMENT



                                    EXHIBIT B



                               NS LICENSED PATENTS


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                                      FILING DATE       FILE TYPE      FILING DATE         APPLICABLE)     DOCKET NO.
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

                                                     EXCLUSIVE LICENSE AGREEMENT



                                    EXHIBIT C



                OBLIGATIONS IDENTIFIED PURSUANT TO SECTION 2.3(a)



     1. To the extent the Sponsored Research (as defined in the NS License) is in the Field and the Parties to this Agreement mutually agree on the terms of the Sponsored Research in advance,

              a. IMI shall financially support the Sponsored Research in accordance with the terms of Section 2.1 of the NS License.

              b. IMI shall participate in the Sponsored Research in accordance with the terms of Section 2.3 of the NS License.

     2. As per Section 3.4 of the NS License but only to the extent such diligence corresponds to the rights granted to IMI in the Field under the NS License, IMI shall use its reasonable best efforts to develop and commercialize Products (as defined in the NS License).

     3.  Subject to the terms of Section 4.1 of the NS License,

              a. IMI shall reimburse Licensor for [**] percent ([**]%) of the ten thousand US dollars (US$10,000) paid by Licensor to NS for any new U.S. Patent Application that, after the Effective Date, is included in the North Shore Patent Rights (as defined in the NS License) and the Licensed Patents, unless such new U.S. Patent Application is a Field Only Licensed Patent Right in which case IMI shall reimburse Licensor all of such ten thousand US dollars (US$10,000).

              b. IMI shall reimburse Licensor for [**] percent ([**]%) of the fifteen thousand US dollars (US$15,000) paid by Licensor to NS for any new U.S. Patent that, after the Effective Date, is included in the North Shore Patent Rights and the Licensed Patents, unless such new U.S. Patent is a Field Only Licensed Patent Right in which case IMI shall reimburse Licensor all of such fifteen thousand US dollars (US$15,000).

     4. IMI shall reimburse Licensor [**]% of the minimum royalties paid by Licensor to NS under Section 4.2.1 of the NS License, provided, however, that such payments are subject to the provisions of Sections
         5.4 of this Agreement.

     5. Licensor retains the responsibility to pay to NS the sublicense income contemplated by Section 4.2.4 of the NS License; provided, however, if IMI proposes to issue stock or other non-cash consideration to Licensor, IMI shall upon Licensor's request, issue a portion of such stock or other non-cash consideration directly to Licensor. Except as set forth in this Agreement, Licensor shall not be entitled to reimbursement or other additional payments from IMI under this Agreement for such sublicense income.

Notwithstanding any other provision of this Agreement, including the Exhibits to this Agreement, no payment contemplated by this Exhibit C shall be payable by IMI until thirty (30) days after IMI completes a First Financing.



                                       2